Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

(901) 543-5900

November 4, 2021

Mid-America Apartment Communities, Inc.

6815 Poplar Avenue, Suite 500

Germantown, TN 38138

Re:	Mid-America Apartment Communities, Inc.’s At-The-Market Offering Program

Ladies and Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), and Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), in connection with the offering of up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which Shares are to be offered and sold by the Company from time to time in accordance with the terms of an equity distribution agreement entered into by the Company and the Operating Partnership on November 4, 2021 with Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC (collectively, the “Managers”) and Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Truist Bank and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”) (the “Distribution Agreement”), and as described in the prospectus supplement dated as of November 4, 2021 (the “Prospectus Supplement”) and the accompanying prospectus dated July 29, 2021 (such documents, collectively, the “Prospectus”) that form part of the Company’s and the Operating Partnership’s effective registration statement on Form S-3 (Registration No. 333-258271 and Registration No. 333-258271-01) (the “Registration Statement”), filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

We have examined the Registration Statement, the Prospectus, and the Distribution Agreement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied, without independent verification or investigation, upon the representations and warranties made by the parties in the Distribution Agreement, and upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Operating Partnership.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

November 4, 2021

Based upon, subject to and limited by the foregoing and the other matters set forth herein, it is our opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Distribution Agreement (and any related Confirmation (as defined in the Distribution Agreement)) and resolutions of the board of directors of the Company or a duly authorized committee thereof, the Shares will be validly issued, fully paid and non-assessable.

Our opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally; and (ii) the effect of general principles of equity (including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, matters of public policy, the possible unavailability of specific performance, injunctive relief and other equitable remedies, the discretion of the court before which a proceeding is brought, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability), regardless of whether considered in a proceeding at law or in equity.

Our opinion as set forth herein is limited to the laws of the State of Tennessee. No opinion is given regarding the laws of any other jurisdiction.

This letter speaks as of the date hereof. We disclaim any obligation to provide any subsequent opinion or advice by reason of any future changes or events which may affect or alter any opinion rendered herein. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s and Operating Partnership’s Current Report on Form 8-K dated as of November 4, 2021 and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission’s rules and regulations thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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